UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 30, 2009

MUELLER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 Tournament Drive, Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 753-3200

Registrant's Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 30, 2009, Mueller Industries, Inc. (the “Company”), upon the approval of its Board of Directors, amended and restated its Amended and Restated By-laws to provide that any corporate action to be taken by a vote of the Company’s stockholders, other than the election of directors, shall be authorized by the affirmative vote of not less than a majority of the outstanding shares of the Company present in person or represented by proxy at a meeting and entitled to vote thereon. Previously, matters determined by a stockholder vote, other than the election of directors, required the affirmative vote of not less than a majority of the votes cast at a meeting by the stockholders present in person or by proxy and entitled to vote thereon.

The summary of changes to the by-laws set forth above is qualified in its entirety by reference to the full text of the Amended and Restated By-laws of the Company, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of the Company, adopted and effective as of July 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

	By:	/s/ Gary C. Wilkerson
	Name:	Gary C. Wilkerson
	Title:	Vice President, General Counsel and Secretary

Date: July 30, 2009

EXHIBIT INDEX

Exhibits	Description

3.1	Amended and Restated Bylaws of the Company, adopted and effective as of July 30, 2009.